Registration No. 33-84894
                                                  Rule 424(b)(3)

          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 1995

                    MLCC Mortgage Investors, Inc., Seller
            Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1995B, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
    _________________________________________________________________

     On November 2, 1995, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1995B, Class A (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $389,312,848. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of October 1, 1995 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-27 and S-28 of the Prospectus Supplement are hereby updated, in their entirety, as follows:



         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)
                                      December 31, 1996              December 31, 1995              December 31, 1994
         			 --------------------------    ----------------------------    -------------------------
                                  Number of                                                     Number of
                                 PrimeFirst       Principal        Number of      Principal    PrimeFirst      Principal
                                   Loans            Amount     PrimeFirst Loans    Amount        Loans           Amount
				 -----------      ---------    ----------------   ---------    ----------      ---------
PrimeFirst Loans
  Outstanding . . . . . . . .       11,054       $4,331,131           8,272      $3,536,761       7,615        $3,351,328
Delinquency Period
  30-59 Days  . . . . . . . .          180       $   84,297             127      $   56,370         121        $   86,279
  60-89 Days  . . . . . . . .           19            6,583              13           7,917          20            18,152
  90 Days or More*  . . . . .           29           27,590              44          45,749          17            19,257
				    ------       ----------           -----      ----------       -----        ----------
     Total Delinquency  . . .          228          118,470             184      $  110,036         158        $  123,688
				    ======       ==========           =====      ==========       =====        ==========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         2.06%            2.74%           2.22%           3.11%       2.07%             3.69%

Foreclosures  . . . . . . . .           29       $   39,100              28      $   38,209          18        $   15,637
Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         0.26%            0.90%           0.34%           1.11%       0.24%             0.47%




_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)


                                                Year Ended        Year Ended          Year Ended
                                             December 31, 1996 December 31, 1995   December 31, 1994
 					     ----------------- -----------------   -----------------
Average Principal Balance of PrimeFirst
  Loan Portfolio . . . . . . . . . . . . .      $3,933,946        $3,444,045            $2,807,875
Average Number of PrimeFirst Loans
  Outstanding
  During the Period . . . . . . . . . . . .          9,663             7,944                 6,287

Gross Charge-offs . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
Recoveries  . . . . . . . . . . . . . . . .              0                 0                     0
						----------        ----------            ----------
Net Charge-offs . . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
						==========        ==========            ==========
Net Charge-offs as a percent of Average
  Principal Balance Outstanding . . . . . .           0.16%             0.05%                 0.02%



     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Program-Delinquency and Loan Loss Experience" on pages S-28 and S-29 of the Prospectus Supplement are hereby updated, in their entirety as follows:



              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)



                                                                       As of December 31,
					------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
					-----	      --------	     ---------	   -------	---------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
Loan balance of revolving
  credit line loans 2 months
  delinquent  . . . . . . . . . .     $    2,250     $    3,717     $    5,161    $    5,358     $    8,447       $    8,292
Loan balance of revolving
  credit line loans 3 months
  or more delinquent  . . . . . .     $   22,361     $   18,751     $   17,508    $   22,989     $   33,763       $   39,508
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line loans . .          2.29%          2.11%          2.19%         2.63%          3.26%            3.53%



                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)


                                                                       As of December 31,
				     ---------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
				     ----------	      ---------	   ----------	  -----------	 -----------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
For the Period:
  Gross Charge-offs
    dollars . . . . . . . . . . .     $      936     $    1,447     $    3,153    $    1,118     $    3,700       $    1,860
  Percentage(1)                            0.09%          0.14%          0.30%         0.10%          0.29%            0.14%




_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in the table entitled "Range of Cut-Off Date Principal Balances" under the heading "The Mortgage Pool" on page S-19 of the Prospectus Supplement and the tables entitled "Prime Index Mortgage Loan Margins", "One-Month LIBOR Index Mortgage Loan Margins", "Six-Month LIBOR Index Mortgage Loan Margins" and "One-Year Treasury Index Mortgage Loan Margins" on page S-22 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1996, the Mortgage Loan Balances and margins of the Mortgage Loans:


             RANGE OF PRINCIPAL BALANCES AS OF DECEMBER 31, 1996


                                                                                         % of Mortgage
                                               Number of           Principal                Loans by
        Range of Principal Balances          Mortgage Loans         Balance            Principal Balance
------------------------------------        ---------------    --------------------    -----------------
$    0.00-     49,999.99  . . . . . . . .               5      $    179,079.21                 0.05%
$    50,000.00-     54,999.99 . . . . . .               2           104,220.48                 0.03
$    55,000.00-     59,999.99 . . . . . .               3           169,999.33                 0.05
$    60,000.00-     74,999.99 . . . . . .              12           829,009.27                 0.25
$    75,000.00-     99,999.99 . . . . . .              33         2,977,108.16                 0.88
$    100,000.00-    149,999.99  . . . . .             114        14,210,133.53                 4.22
$    150,000.00-    199,999.99  . . . . .              92        15,919,920.36                 4.73
$    200,000.00-    249,999.99  . . . . .              76        17,012,802.53                 5.06
$    250,000.00-    299,999.99  . . . . .              52        14,033,918.59                 4.17
$    300,000.00-    349,999.99  . . . . .              61        19,623,371.25                 5.83
$    350,000.00-    399,999.99  . . . . .              50        18,629,892.23                 5.54
$    400,000.00-    449,999.99  . . . . .              37        15,606,734.82                 4.64
$    450,000.00-    499,999.99  . . . . .              24        11,481,564.91                 3.41
$    500,000.00-    549,999.99  . . . . .              13         6,735,621.94                 2.00
$    550,000.00-    599,999.99  . . . . .              12         6,980,566.80                 2.07
$    600,000.00-    649,999.99  . . . . .              16         9,885,789.97                 2.94
$    650,000.00-    699,999.99  . . . . .              14         9,485,510.33                 2.82
$    700,000.00-    749,999.99  . . . . .              13         9,456,717.82                 2.81
$    750,000.00-    799,999.99  . . . . .              10         7,674,317.77                 2.28
$    800,000.00-    849,999.99  . . . . .               7         5,709,095.98                 1.70
$    850,000.00-    899,999.99  . . . . .               8         6,991,368.60                 2.08
$    900,000.00-    949,999.99  . . . . .               9         8,295,785.29                 2.47
$    950,000.00-    999,999.99  . . . . .              16        15,871,767.00                 4.72
$    1,000,000.00-  1,099,999.99  . . . .              23        23,567,028.40                 7.03
$    1,100,000.00-  1,199,999.99  . . . .              11        12,516,125.98                 3.72
$    1,200,000.00-  1,299,999.99  . . . .               4         4,961,000.00                 1.47
$    1,300,000.00-  1,399,999.99  . . . .               5         6,840,614.06                 2.03
$    1,400,000.00-  1,499,999.99  . . . .               5         7,194,837.80                 2.14
$    1,500,000.00-  1,599,999.99  . . . .               8        12,258,103.56                 3.64
$    1,600,000.00-  1,699,999.99  . . . .               5         8,134,803.65                 2.42
$    1,700,000.00-  1,799,999.99  . . . .               2         3,410,000.00                 1.01
$    1,800,000.00-  1,899,999.99  . . . .               2         3,600,000.00                 1.07
$    1,900,000.00-  1,999,999.99  . . . .               1         1,900,000.00                 0.56
$    2,000,000.00-  2,099,999.99  . . . .               3         6,000,000.00                 1.78
$    2,200,000.00-  2,299,999.99  . . . .               2         4,450,000.00                 1.32
$    2,300,000.00-  2,399,999.99  . . . .               1         2,300,000.00                 0.68
$    2,400,000.00-  2,499,999.99  . . . .               1         2,499,869.80                 0.74
$    2,600,000.00-  2,699,999.99  . . . .               1         2,625,000.00                 0.78
$    2,800,000.00-  2,899,999.99  . . . .               1         2,849,402.64                 0.85
$3,000,000.00 or Higher . . . . . . . . .               4        13,497,237.06                 4.01
						      ---      ---------------	             ------
     TOTALS . . . . . . . . . . . . . . .             758      $336,468,319.12               100.00%
						      ===      ===============	             ======



          PRIME INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                                     % of Such
                       Number of                                                 Mortgage Loans by
     Margin          Mortgage Loans            Principal Balance                  Principal Balance
----------------     ---------------	     ----------------------		--------------------
 -0.875%                    1                 $    600,000.00                          4.13%
 -0.750%                    2                    1,650,000.00                         11.36
 -0.500%                    2                    1,452,500.00                         10.00
 -0.250%                    8                    4,612,873.62                         31.77
  0.000%                    8                    4,066,182.01                         28.00
  0.250%                    9                    1,184,366.32                          8.16
  0.500%                    5                      639,846.59                          4.41
  0.750%                    2                      314,394.42                          2.17
 			  ---		     ----------------			   --------
     TOTALS                37                $  14,520,162.96                        100.00%
 			  ===		     ================			   ========


       ONE-MONTH LIBOR MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                                  % of Such
                       Number of                                              Mortgage Loans by
     Margin         Mortgage Loans            Principal Balance               Principal Balance
-------------	    --------------	  -----------------------	     --------------------
 1.125%                    3              $   2,421,799.27                          1.28%
 1.250%                    3                  1,910,700.00                          1.01
 1.375%                   15                 20,041,411.46                         10.60
 1.500%                    7                  5,629,864.85                          2.98
 1.625%                   26                 19,058,778.64                         10.08
 1.750%                   19                 13,768,045.21                          7.28
 1.875%                   94                 61,255,483.80                         32.42
 2.000%                   24                 14,893,983.71                          7.88
 2.125%                   82                 27,472,981.16                         14.54
 2.250%                   13                  6,021,733.35                          3.19
 2.375%                   72                 12,145,026.75                          6.43
 2.500%                    2                    328,996.78                          0.17
 2.625%                   29                  3,777,017.44                          2.00
 2.875%                    2                    271,000.00                          0.14
			 ---		  ----------------			--------
     TOTALS              391               $188,996,822.42                        100.00%
			 ===		  ================			========



     SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                               Percent of Such
                       Number of                                              Mortgage Loans by
     Margin         Mortgage Loans            Principal Balance               Principal Balance
--------------     -----------------       ---------------------             --------------------
 1.000%                    1               $    300,000.00                          0.25%
 1.125%                    2                    965,000.00                          0.79
 1.250%                    1                    300,000.00                          0.25
 1.375%                    1                    385,000.00                          0.31
 1.500%                   16                 19,439,406.37                         15.88
 1.625%                   18                 13,018,527.86                         10.63
 1.750%                   53                 28,382,900.67                         23.18
 1.875%                   12                 11,153,368.73                          9.11
 2.000%                   60                 25,431,034.40                         20.77
 2.125%                    4                  2,886,237.26                          2.36
 2.250%                   65                 11,684,936.70                          9.54
 2.375%                    2                  1,395,000.00                          1.14
 2.500%                   43                  5,911,538.67                          4.83
 2.625%                    2                    112,468.39                          0.09
 2.750%                    9                  1,064,492.30                          0.87
			 ---		   ---------------			 --------
      TOTALS             289               $122,429,911.35                        100.00%




    ONE-YEAR TREASURY INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                               Percent of Such
                       Number of                                              Mortgage Loans by
     Margin         Mortgage Loans            Principal Balance               Principal Balance
----------------   ----------------	 ------------------------	    --------------------
 1.000%                    1                $  360,000.00                           3.42%
 1.500%                    2                 1,374,800.00                          13.07
 1.875%                    6                 1,885,988.36                          17.93
 2.000%                    3                 1,452,038.15                          13.80
 2.125%                    4                 1,248,260.89                          11.86
 2.250%                    4                 1,064,120.00                          10.11
 2.375%                    3                   733,212.99                           6.97
 2.500%                   12                 1,473,571.83                          14.01
 2.625%                    2                   395,022.51                           3.75
 2.750%                    4                   534,407.66                           5.08
		          --		   --------------			 --------
      TOTALS              41               $10,521,422.39                         100.00%
		          ==		   ==============			 ========



                             ____________________

                The date of this Supplement is March 31, 1997.